Exhibit 99.1

                          Annual Holders' Tax Statement

Summary of Payments for CPS Auto Grantor Trust 1998-2 for the Year Ended December 31, 1998

                                             --------------     ------------------     -----------------
                                             Base Servicing     Principal Payments     Interest Payments
----------------------------                 --------------     ------------------     -----------------
CPS Auto Grantor Trust 1998-2                $2,866,908.17      $27,655,310.00         $7,738,119.00
-----------------------------                --------------     ------------------     -----------------

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